Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mace Security International, Inc. and Subsidiaries

We have issued our report dated June 21, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123(R) as of January 1, 2006) accompanying the consolidated financial statements included in the 2006 Annual Report of Mace Security International, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Mace Security International, Inc. on Forms S-3 (File No. 333-87981, filed September 28, 1999, amended December 27, 1999, File No. 333-34096, filed April 5, 2000, File No. 333-34536, filed April 11, 2000, File No. 333-116527, filed June 16, 2004, amended September 24, 2004, and File No. 333-122074, filed January 14, 2005, amended February 3, 2005); Form S-4 (File No. 333-89717, filed on October 26, 1999, amended December 21, 1999) and Forms S-8 (File No. 333-31757, filed on July 22, 1997 and File No. 333-93311, filed on December 21, 1999).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
June 21, 2007